UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
 WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 22, 2008

Adrenalina
(Name of Small Business Issuer in its Charter)

Nevada	000-52675	20-8837626
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

20855 NE 16 Ave., Suite #C-16
Miami, Florida 33179

(Address of principal executive offices)

305-770-4488
(Issuer's telephone number)

(Former name or former address, if changed since last report)

Copies to:
Marc J. Ross, Esq.
Louis A. Brilleman, Esq.
Sichenzia Ross Friedman Ference LLP
61 Broadway
New York, New York 10006
Phone: (212) 930-9700
Fax: (212) 930-9725

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02 Unregistered Sales of Equity Securities

On July 22, 2008 Adrenalina (the “Company”) issued 166,667 shares of common stock to one qualified institutional buyer that is already an investor in the Company at $1.50 per share. The Company issued to the same investor five year warrants to purchase 83,334 shares of common stock at $2.25 per share.

Gilford Securities Incorporated acted as sole placement agent in connection with the transaction. The Company paid to the placement agent cash in the amount of $12,500 as a commission for placing the securities.

All securities were issued pursuant to an exemption from registration in reliance on Regulation D promulgated under the Securities Act of 1933, as amended (the “Securities Act”), and based on the investors’ representations that they are “accredited” as defined in Rule 501 under the Securities Act.

Item 9.01 Financial Statements and Exhibits.

(a)	Financial Statements.

None.

(b)	Exhibits.

None

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 28, 2008

Adrenalina

By:	/s/ Jeffrey Geller
By: Jeffrey Geller
President and Chief Operating Officer